Exhibit 99.1

SANUWAVE Health Announces Preliminary Revenue Results for the Fourth Quarter and Fiscal Year 2023, Ended December 31, 2023

SANUWAVE is pleased to announce preliminary revenues of $6.6 million to $6.8 million for the fourth quarter ended December 31, 2023.  This represents a new quarterly revenue record for the Company.

Q4 2023 revenue increased 20% to 24% over Q4 2022 and in excess of 30% versus the third quarter of 2023.

Preliminary FY 2023 revenue range was $20.0 million to $20.2 million, an increase of 19% to 20% year over year. This represents record annual revenues for the Company.

UltraMist revenues for Q4 2023 increased by more than 30% versus Q3 2023 and accounted for approximately 95% of the Company’s total revenues.

EDEN PRAIRIE, MN, January 10, 2024 (GLOBE NEWSWIRE) -- via NewMediaWire -- SANUWAVE Health, Inc. (the "Company" or "SANUWAVE”) (OTCQB: SNWV), a leading provider of next-generation FDA-approved wound care products, today announced that revenues for the fourth quarter of 2023 are expected to be in the range of $6.6 to $6.8 million, an increase of 20% to 24% over Q4 2022. Fiscal year 2023 revenues are expected to be in the range of $20.0 million to $20.2 million, an increase of 19% to 20% over the fiscal year ended 2022.

“Q4 2023 was a record quarter of revenue for SANUWAVE driven by strength in the UltraMist product line.  Consumables and in particular system sales saw accelerating growth as production constraints were overcome,” said CEO Morgan Frank.  “We’re extremely pleased to have shown this level of growth year on year up against what had previously been the best quarter in SANUWAVE history in Q4 2022 and look forward to carrying this success on into 2024.  The Company plans to release its full Q4 and annual results in late March and we look forward to speaking with you then to give you a more complete update on our quarterly and yearly performance and our future plans and guidance.”

The preliminary revenue results described herein are based on management’s initial analysis of the fourth quarter ended December 31, 2023, and may be subject to adjustments based on the Company’s completion of its year-end financial close process.

About SANUWAVE

SANUWAVE Health is focused on the research, development, and commercialization of its patented, non-invasive and biological response-activating medical systems for the repair and regeneration of skin, musculoskeletal tissue, and vascular structures.

SANUWAVE’s end-to-end wound care portfolio of regenerative medicine products and product candidates help restore the body’s normal healing processes. SANUWAVE applies and researches its patented energy transfer technologies in wound healing, orthopedic/spine, aesthetic/cosmetic, and cardiac/endovascular conditions.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future financial results, production expectations and constraints, plans for future business development activities and the Company’s proposed business combination with SEP Acquisition Corp. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with the regulatory approval and marketing of the Company’s  products, supply chain and production constraints, regulatory oversight, the Company’s ability to manage its capital resource issues, competition, the Company’s ability to consummate the proposed business combination with SEP Acquisition Corp. and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.

Contact: investors@sanuwave.com